UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2021

Talend S.A.

(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5-7, rue Salomon de Rothschild
Suresnes, France 92150
(Address of principal executive offices,including zip code)

+33 (0) 1 4 6 25 06 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*

*  Not for trading, but only in connection with the listing of The American Depositary Shares on the NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Talend S.A. (the “Company”) held its Ordinary and Extraordinary General Meeting of shareholders (the “Combined Meeting”) on July 26, 2021. The matters voted upon at the Combined Meeting and the voting results for each proposal are set forth below.

Brokers were not permitted to exercise discretion with respect to any matter; accordingly, there were no broker non-votes with respect to any matter.

Proposal 1: To approve appointment of Amy Coleman Redenbaugh as director subject to conditions precedent

For	Against	Abstain
18,064,066	472,406	82,865

Ms. Redenbaugh was elected to serve as a director subject to conditions precedent until the 2024 Annual General Meeting of shareholders and until her successor is duly elected and qualified, subject to earlier death, resignation or removal.

Proposal 2: To approve appointment of Kenneth Virnig as director subject to conditions precedent

For	Against	Abstain
18,036,093	500,384	82,860

Mr. Virnig was elected to serve as a director subject to conditions precedent until the 2024 Annual General Meeting of shareholders and until his successor is duly elected and qualified, subject to earlier death, resignation or removal.

Proposal 3: To approve appointment of Mike Hoffmann as director subject to conditions precedent

For	Against	Abstain
18,035,747	500,730	82,860

Mr. Hoffmann was elected to serve as a director subject to conditions precedent until the 2024 Annual General Meeting of shareholders and until his successor is duly elected and qualified, subject to earlier death, resignation or removal.

Proposal 4: To approve appointment of Elizabeth Yates as director subject to conditions precedent

For	Against	Abstain
18,037,217	499,260	82,860

Ms. Yates was elected to serve as a director subject to conditions precedent until the 2024 Annual General Meeting of shareholders and until her successor is duly elected and qualified, subject to earlier death, resignation or removal.

Proposal 5: To approve appointment of David Murphy as director subject to conditions precedent

For	Against	Abstain
18,035,998	499,539	83,800

Mr. Murphy was elected to serve as a director subject to conditions precedent until the 2024 Annual General Meeting of shareholders and until her successor is duly elected and qualified, subject to earlier death, resignation or removal.

Proposal 6: To approve appointment of Kristin Nimsger as director subject to conditions precedent

For	Against	Abstain
18,036,970	499,508	82,859

Ms. Nimsger was elected to serve as a director subject to conditions precedent until the 2024 Annual General Meeting of shareholders and until her successor is duly elected and qualified, subject to earlier death, resignation or removal.

Proposal 7: To approve appointment of Jim Hagan as director subject to conditions precedent (proposals no. 1 – 7, the “Appointments,” and such proposals together, the “Governance Proposal”)

For	Against	Abstain
18,035,544	499,994	83,799

Mr. Hagan was elected to serve as a director subject to conditions precedent until the 2024 Annual General Meeting of shareholders and until his successor is duly elected and qualified, subject to earlier death, resignation or removal.

Proposal 8: To review and approve a draft partial asset contribution agreement and approval of the contribution subject thereof, governed by the demerger legal regime (apport partiel d’actifs soumis au régime des scissions) by the Company to Talend SAS, a wholly-owned subsidiary of the Company, of all of its assets and liabilities, rights and obligations of any kind and other legal relationships in relation to its business in accordance with the terms of the draft contribution agreement (including its schedules), drafted in French and in English, by private deed dated June 15, 2021 between the Company and Talend SAS, a société par actions simplifiée organized under the laws of France and wholly owned by the Company (the “Demerger”) and delegation of powers to the board of directors (the “Board”) to implement such contribution (the “Demerger Proposal”).

For	Against	Abstain
18,588,379	28,587	2,371

The shareholders approved the Demerger Proposal.

Proposal 9: To review and approve a draft cross-border merger plan by absorption of the Company by Tahoe AcquireCo B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, in accordance with the terms of the Merger Plan (as this term is defined herein) (the “Merger,” and such proposal, the “Merger Proposal” and the Governance Proposal, the Demerger Proposal, and the Merger Proposal together are referred to herein as the “Post-Offer Reorganization Proposals.” )

For	Against	Abstain
18,584,857	33,533	947

The shareholders approved the Merger Proposal.

Proposal 10: To give powers to carry out all filing and publication formalities required by law (the “Powers Proposal”).

For	Against	Abstain
18,514,681	28,718	75,938

The shareholders approved the Powers Proposal.

Item 8.01. OTHER EVENTS.

A copy of the press release announcing the approval of all proposals at the Combined Meeting is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Exhibit Description

99.1	Press Release issued by Talend S.A., dated July 26, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

By:	/s/ Aaron Ross
Aaron Ross
General Counsel

Date: July 26, 2021